EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 185 to the Registration Statement of Eaton Vance Municipals Trust (1933 Act File No. 033-00572) of my opinion dated March 10, 2011, which was filed as Exhibit (i) to Post-Effective Amendment No. 129.

/s/ Timothy P. Walsh
Timothy P. Walsh, Esq.

December 19, 2019

Boston, Massachusetts